EXHIBIT A

                            INDEX SERIES OF THE FUND
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NAME OF FUND                                                             EFFECTIVE DATE
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

First Trust Dow Jones Select MicroCap Index(SM) Fund                    October 12, 2010

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund              October 12, 2010

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                    October 12, 2010

First Trust NASDAQ-100-Technology Sector Index(SM) Fund                 October 12, 2010

First Trust US IPO Index Fund                                           October 12, 2010

First Trust NYSE Arca Biotechnology Index Fund                          October 12, 2010

First Trust Capital Strength ETF                                        October 12, 2010

First Trust Dow Jones Internet Index(SM) Fund                           October 12, 2010

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund              October 12, 2010

First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund             October 12, 2010

First Trust Total US Market AlphaDEX ETF                                October 12, 2010
   (fkaFirst Trust Value Line(R) Equity Allocation Index Fund)

First Trust Value Line(R) Dividend Fund                                 October 12, 2010

First Trust S&P REIT Index Fund                                         October 12, 2010

First Trust ISE-Revere Natural Gas Index Fund                           October 12, 2010

First Trust ISE Water Index Fund                                        October 12, 2010

First Trust ISE Chindia Index Fund                                      October 12, 2010

First Trust Value Line(R) 100 Exchange-Traded Fund                      October 12, 2010

First Trust NASDAQ(R) ABA Community Bank Index Fund                     October 12, 2010

First Trust CBOE S&P 500 VIX Tail Hedge Fund                             August 1, 2012

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